Exhibit 99.1

Regal Entertainment Group Reports Results for

Fourth Quarter 2015 and Declares Quarterly Dividend

Knoxville, Tennessee — February 9, 2016 — Regal Entertainment Group (NYSE: RGC), a leading motion picture exhibitor owning and operating the largest theatre circuit in the United States, today announced fiscal fourth quarter 2015 results.

Total revenues for the fourth quarter ended December 31, 2015 were $848.2 million compared to total revenues of $799.1 million for the fourth quarter ended January 1, 2015. Net income attributable to controlling interest was $55.0 million in the fourth quarter of 2015 compared to $46.3 million in the fourth quarter of 2014. Diluted earnings per share was $0.35 for the fourth quarter of 2015 compared to $0.30 for the fourth quarter of 2014. Adjusted diluted earnings per share(1) was $0.36 for the fourth quarter of 2015 compared to $0.30 for the fourth quarter of 2014. Adjusted EBITDA(3) was $175.7 million for the fourth quarter of 2015 compared to $163.6 for the fourth quarter of 2014.  Beginning January 2, 2015, Regal’s fiscal year changed from a 52-53 week fiscal year ending on the first Thursday after December 25 of each year to a fiscal year ending on December 31 of each year.  As a result of the calendar change, the fourth quarter of 2015 consisted of six fewer days than the fourth quarter of 2014 and the fiscal 2015 period consisted of seven fewer days than the fiscal 2014 period.  Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Regal’s Board of Directors also today declared a cash dividend of $0.22 per Class A and Class B common share, payable on March 15, 2016, to stockholders of record on March 4, 2016.  The Company intends to pay a regular quarterly dividend for the foreseeable future at the discretion of the Board of Directors depending on available cash, anticipated cash needs, overall financial condition, loan agreement restrictions, future prospects for earnings and cash flows as well as other relevant factors.

“We are pleased to report that 2015 was a record year for Regal Entertainment Group. A strong film slate, our investment in premium amenities, and our consistent focus on operational execution helped us achieve new annual records for total revenues, adjusted EBITDA, average ticket price and average concession sales per patron,” stated Amy Miles, CEO of Regal Entertainment Group. “Looking ahead, we are excited about the opportunity to bring premium amenities to even more theaters and customers in 2016.”

Forward-looking Statements:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s 2014 Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2015 and in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 10, 2015. All forward-looking statements are expressly qualified in their entirety by such factors.

Conference Call:
Regal Entertainment Group management will conduct a conference call to discuss fourth quarter 2015 results on February 9, 2016 at 4:30 p.m. (Eastern Time). Interested parties can listen to the call live on the Internet through the investor relations section of the Company’s website: www.REGmovies.com, or by dialing 877-407-0778 (Domestic) and 201-689-8565 (International). Please dial in to the call at least 5 - 10 minutes prior to the start of the call or go to the website at least 15 minutes prior to the call to download and install any necessary audio software. When prompted, ask for the Regal Entertainment Group conference call.  A replay of the call will be available beginning approximately two hours following the call.  Those interested in listening to the replay of the conference call should dial 877-660-6853 (Domestic) or 201-612-7415 (International) and enter conference call ID #13595838.

About Regal Entertainment Group

Regal Entertainment Group (NYSE: RGC) operates the largest and most geographically diverse theatre circuit in the United States, consisting of 7,361 screens in 572 theatres in 42 states along with the District of Columbia, American Samoa, Guam and Saipan as of December 31, 2015. The Company operates theatres in 46 of the top 50 U.S. designated market areas. We believe that the size, reach and quality of the Company’s theatre circuit not only provide its patrons with a convenient and enjoyable movie-going experience, but is also an exceptional platform to realize economies of scale in theatre operations.

Additional information is available on the Company’s website at www.REGmovies.com.

Financial Contact:

Kevin Mead

Regal Entertainment Group

Vice President Investor Relations and Planning

Kevin.Mead@regalcinemas.com

865-925-9685

Media Contact:

Ken Thewes

Regal Entertainment Group

Senior Vice President and Chief Marketing Officer
865-925-9539

Regal Entertainment Group

Consolidated Statements of Income Information

For the Fiscal Quarters and Four Quarters Ended 12/31/15 and 1/1/15

(in millions, except per share data)

(unaudited)

	Quarter Ended		Four Quarters Ended
	Dec. 31, 2015	Jan. 1, 2015	Dec. 31, 2015	Jan. 1, 2015
Revenues
Admissions	$545.6	$531.2	$2,038.2	$1,998.9
Concessions	241.1	222.1	901.7	829.6
Other operating revenues	61.5	45.8	187.4	161.6
Total revenues	848.2	799.1	3,127.3	2,990.1

Operating expenses
Film rental and advertising costs	297.4	273.9	1,093.1	1,047.1
Cost of concessions	29.2	30.8	114.4	111.1
Rent expense	106.4	108.0	421.5	423.4
Other operating expenses(4)	230.8	220.8	863.7	813.2
General and administrative expenses (including share-based compensation of $2.2 million and $3.0 million for the quarters ended December 31, 2015 and January 1, 2015, respectively, and $8.3 million and $9.4 million for the four quarters ended December 31, 2015 and January 1, 2015, respectively)	23.3	20.2	78.8	74.4
Depreciation and amortization	55.8	52.9	216.8	207.2
Net loss on disposal and impairment of operating assets and other	3.4	0.8	19.7	7.3
Income from operations	101.9	91.7	319.3	306.4

Interest expense, net	33.1	32.5	129.6	126.5
Loss on extinguishment of debt	—	—	5.7	62.4
Earnings recognized from NCM	(10.4)	(8.8)	(31.0)	(32.1)
Equity in income of non-consolidated entities and other, net	(12.0)	(9.4)	(38.3)	(29.0)
Income before income taxes	91.2	77.4	253.3	178.6
Provision for income taxes	36.2	31.1	100.1	73.4
Net income	55.0	46.3	153.2	105.2
Noncontrolling interest, net of tax	—	—	0.2	0.4
Net income attributable to controlling interest	$55.0	$46.3	$153.4	$105.6

Diluted earnings per share	$0.35	$0.30	$0.98	$0.68
Adjusted diluted earnings per share(1)	$0.36	$0.30	$1.08	$0.95
Weighted average number of diluted shares outstanding(2)	156.6	156.5	156.5	156.3

Consolidated Summary Balance Sheet Information

(dollars in millions)

(unaudited)

	As of Dec. 31, 2015	As of Jan. 1, 2015

Cash and cash equivalents	$219.6	$147.1
Total assets	2,632.3	2,539.5
Total debt	2,342.4	2,360.2
Total stockholders’ deficit of Regal Entertainment Group	(877.8)	(894.8)

Operating Data

(unaudited)

	Quarter Ended		Four Quarters Ended
	Dec. 31, 2015	Jan. 1, 2015	Dec. 31, 2015	Jan. 1, 2015

Theatres at period end	572	574	572	574
Screens at period end	7,361	7,367	7,361	7,367
Average screens per theatre	12.9	12.8	12.9	12.8
Attendance (in thousands)	55,887	58,214	216,706	220,249
Average ticket price	$9.76	$9.12	$9.41	$9.08
Average concessions per patron	$4.31	$3.82	$4.16	$3.77

Reconciliation of EBITDA to Net Cash Provided by Operating Activities

(dollars in millions)

(unaudited)

	Quarter Ended		Four Quarters Ended
	Dec. 31, 2015	Jan. 1, 2015	Dec. 31, 2015	Jan. 1, 2015

EBITDA	$180.1	$162.8	$599.9	$512.7
Interest expense, net	(33.1)	(32.5)	(129.6)	(126.5)
Provision for income taxes	(36.2)	(31.1)	(100.1)	(73.4)
Deferred income taxes	11.6	14.3	(10.9)	6.6
Changes in operating assets and liabilities	95.2	44.5	35.5	(42.9)
Loss on extinguishment of debt	—	—	5.7	62.4
Landlord contributions	4.7	5.9	32.2	8.8
Other items, net	(4.6)	0.2	1.7	1.4
Net cash provided by operating activities	$217.7	$164.1	$434.4	$349.1

Reconciliation of EBITDA to Adjusted EBITDA

(dollars in millions)

(unaudited)

	Quarter Ended		Four Quarters Ended
	Dec. 31, 2015	Jan. 1, 2015	Dec. 31, 2015	Jan. 1, 2015

EBITDA	$180.1	$162.8	$599.9	$512.7
Net loss on disposal and impairment of operating assets and other	3.4	0.8	19.7	7.3
Share-based compensation expense	2.2	3.0	8.3	9.4
Loss on extinguishment of debt	—	—	5.7	62.4
Earnings recognized from NCM	(10.4)	(8.8)	(31.0)	(32.1)
Cash distribution from NCM	10.8	8.9	40.0	39.1
Cash distribution from other non-consolidated entities	1.6	6.3	3.6	6.3
Noncontrolling interest, net of tax and equity in income of non-consolidated entities and other, net	(12.0)	(9.4)	(38.5)	(29.4)
Adjusted EBITDA(3)	$175.7	$163.6	$607.7	$575.7

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

(dollars in millions)

(unaudited)

	Quarter Ended		Four Quarters Ended
	Dec. 31, 2015	Jan. 1, 2015	Dec. 31, 2015	Jan. 1, 2015

Net cash provided by operating activities	$217.7	$164.1	$434.4	$349.1
Capital expenditures	(59.5)	(60.0)	(185.7)	(156.8)
Proceeds from asset sales	3.3	—	12.0	1.7
Free cash flow(3)	$161.5	$104.1	$260.7	$194.0

Reconciliation of Net Income Attributable to Controlling Interest to Adjusted Diluted Earnings Per Share

(dollars in millions, except per share data)

(unaudited)

	Quarter Ended		Four Quarters Ended
	Dec. 31, 2015	Jan. 1, 2015	Dec. 31, 2015	Jan. 1, 2015

Net income attributable to controlling interest	$55.0	$46.3	$153.4	$105.6
Loss on extinguishment of debt, net of related tax effects	—	—	3.6	39.2
Gain on sale of available for sale securities, net of related tax effects	—	—	—	(1.2)
Net loss on disposal and impairment of operating assets and other, net of related tax effects	2.1	0.5	11.9	4.4
Net income attributable to controlling interest, excluding loss on extinguishment of debt, net of related tax effects, gain on sale of available for sale securities, net of related tax effects, and net loss on disposal, impairment of operating assets and other, net of related tax effects	$57.1	$46.8	$168.9	$148.0

Weighted average number of diluted shares outstanding(2)	156.6	156.5	156.5	156.3

Adjusted diluted earnings per share(1)	$0.36	$0.30	$1.08	$0.95
Diluted earnings per share	$0.35	$0.30	$0.98	$0.68

(1)         We have included adjusted diluted earnings per share, which is diluted earnings per share excluding loss on extinguishment of debt, net of related tax effects, gain on sale of available for sale securities, net of related tax effects, and net loss on disposal and impairment of operating assets and other, net of related tax effects, because we believe it provides investors with a useful industry comparative and is a financial measure used by management to assess the performance of our Company.

(2)         Represents reported weighted average number of diluted shares outstanding for purposes of computing diluted earnings per share and adjusted diluted earnings per share for the quarters and four quarters ended December 31, 2015 and January 1, 2015.

(3)         Adjusted EBITDA (earnings adjusted for interest, taxes, depreciation and amortization expense, net loss on disposal and impairment of operating assets and other, share-based compensation expense, loss on extinguishment of debt, earnings recognized from NCM, cash distributions from NCM, cash distribution from other non-consolidated entities and noncontrolling interest, net of tax and equity in income of non-consolidated entities and other, net) was approximately $175.7 million for the quarter ended December 31, 2015. Prior to 2015, earnings recognized from NCM were included in Adjusted EBITDA. However, we believe that including cash distributions of NCM in our Adjusted EBITDA measure more accurately reflects our liquidity.  Accordingly, the Adjusted EBITDA computation for all periods presented herein reflects such cash distributions received from NCM.  We believe EBITDA, Adjusted EBITDA and Free Cash Flow provide useful measures of cash flows from operations for our investors because EBITDA, Adjusted EBITDA and Free Cash Flow are industry comparative measures of cash flows generated by our operations and because they are financial measures used by management to assess the liquidity of our Company. EBITDA, Adjusted EBITDA and Free Cash Flow are not measurements of liquidity under U.S. generally accepted accounting principles and should not be considered in isolation or construed as a substitute for other operations data or cash flow data prepared in accordance with U.S. generally accepted accounting principles for purposes of analyzing our liquidity.  In addition, not all funds depicted by EBITDA, Adjusted EBITDA and Free Cash Flow are available for management’s discretionary use. For example, a portion of such funds are subject to contractual restrictions and functional requirements to pay debt service, fund necessary capital expenditures and meet other commitments from time to time as described in more detail in the Company’s 2014 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2015.  EBITDA, Adjusted EBITDA and Free Cash Flow, as calculated, may not be comparable to similarly titled measures reported by other companies.

(4)         On July 10, 2014, the State of New York approved a sales tax refund claim filed by the Company to recover sales taxes paid on certain nontaxable purchases made during the fiscal 2008 through fiscal 2012 periods. The refund resulted in a reduction to other operating expenses of $16.8 million during the third quarter of fiscal 2014.